Exhibit 10.18

# PROMISSORY NOTE

**Principal Amount: $168,750** **Effective Date: February 23, 2022**

FOR VALUE RECEIVED, the undersigned, The Crypto Company, a Nevada corporation (the "**Maker**"), hereby promises to pay to the order of Bitmine Immersion Technologies, Inc., a Delaware corporation (the "**Holder**") at 2030 Powers Ferry Road, SE, Suite 212, Atlanta, Georgia 30339, the principal sum of One Hundred Sixty-Eight Thousand Seven Hundred Fifty Dollars and 00/100 ($168,750.00) in lawful money of the United States of America with interest and upon the terms and conditions contained in this Promissory Note. This Promissory Note is an unsecured obligation of Maker and is subordinated to any current or future indebtedness owed by the Maker to AJB Capital Investments, LLC.

1. **Interest**. Interest at the rate of ten percent (10%) per annum (the "**Interest Rate**") will accrue on the principal amount and will be calculated on a daily basis (computed on the actual number of days elapsed over a year of 360 days).

2. **Payment Terms**. The Maker shall pay the outstanding principal obligations due under this Promissory note in two (2) equal monthly installments of $84,375.00 (each, an "**Installment**"). The first Installment shall be due on April 15, 2022, and the second Installment shall be due on or before May 15, 2022. All amounts owed under this Note shall be due on May 15, 2022 (the "**Maturity Date**"), including all accrued interest on this Note, unless earlier paid or accelerated pursuant to the terms of this Promissory Note. The Installment payments are subject to deferral under certain circumstances set forth in the Hosting Agreement (as hereinafter defined).

3. **Place of Payments**. Any payment due under this Promissory Note shall be made payable to the order of the Holder and sent to the address of the Holder as first set forth above, or to such other entity or at such other place as the Holder may from time to time designate in writing to the Maker.

4. **Default**. The Maker may be declared in default upon the occurrence of any one or more of the following events (an "**Event of Default**"):

a. The Maker fails to pay, when due, any amount required hereunder;

b. Maker makes an assignment for the benefit of its creditors, has a receiver appointed, or files or has filed against it any petition under any existing or future bankruptcy or insolvency law;

c. Maker breaches its obligations under that Hosting Agreement between the Maker, Holder and Innovative Digital Investors, LLC, dated of even date herewith (the "**Hosting Agreement**") relating to the equipment (the "**Equipment**") purchased by Maker from Holder pursuant to the Purchase Agreement and Bill of Sale dated of even date herewith; or

d. A breach of any of the terms or conditions of this Promissory Note.

5. **Notice And Opportunity To Cure**.

a. Upon an Event of Default resulting from Maker failing to pay amounts due under this Promissory Note, Holder shall first seek to recoup and satisfy such amounts by withholding (or

otherwise retaining) an amount of Digital Assets that would otherwise be delivered to, or the property of, Maker under the Hosting Agreement, on the terms and conditions set forth in the Hosting Agreement, provided that if the Event Default has not been cured within thirty (30) days by the rediretion of payment of Digital Assets to Holder under the Hosting Agreement, Holder shall be entitled to exercise in any and all remedies available at law or in equity. Any Digital Assets retained, or utilized by Holder to satisfy amounts due under this Promissory Note shall reduce Maker's obligations under this Promissory Note to the extent provided in the Hosting Agreement, and may serve to cure an Event of Default.

b. Upon the occurrence of an Event of Default, Holder, prior to exercising its rights hereunder, shall provide to Maker written notification that an Event of Default has occurred. After receipt of such notice, Maker shall have five (5) business days to cure such Event of Default. In the event that such Event of Default is not completely cured during such time period, Holder may exercise its rights hereunder.

6. **Default; Acceleration**. If an Event of Default shall occur, and such Event of Default has not been cured, then or at any time thereafter at the option of the Holder, the entire un-paid principal balance of this Promissory Note, all accrued interest and all other amounts then owing by reason of this Promissory Note, shall become due and payable without demand or presentment.

7. **Prepayment**. The Maker may prepay this Promissory Note, in whole or in part, at any time without penalty or premium.

8. **Waiver**. The Maker waives demand, presentment for payment, notice of nonpayment, protest, notice of protest, all other notices, filing of suit and diligence in collecting this Promissory Note or enforcing any security given therefor. The Maker further agrees that it will not be necessary for any Holder, in order to enforce payment of this Promissory Note, first to institute or exhaust its remedies against the Maker or to enforce its rights against any security for this Promissory Note and hereby consents to the renewal and extension from time-to-time of this Promissory Note, or any indulgence with respect thereto, without notice of such renewal, extension, or indulgence. No failure by Holder to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Holder of any right or power hereunder preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Holder as herein specified are cumulative and not exclusive of any other rights or remedies which Holder may otherwise have.

9. **Usury Savings Clause**. If from any circumstances whatsoever fulfillment of any provision of this Promissory Note at the time performance of such provision shall be due shall involve transcending the limit prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Promissory Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

10. **Costs of Collection**. If this Promissory Note is placed in the hands of an attorney for collection, by suit or otherwise, or to enforce its collection Maker shall pay all reasonable costs of collection including reasonable attorneys' fees.

11. **Transfer of Note**. Maker shall not transfer any obligations under this Note without Holder's prior written consent, which may be withheld in Holder's sole and absolute discretion.

12. **Partial Invalidity**. In the event any one or more of the provisions contained in this Promissory Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Promissory Note, but this Promissory Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

13. **Successors and Assigns**. This Promissory Note shall be binding upon the Maker and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

14. **Governing Law**. This Promissory Note is to be construed according to the laws of the State of Nevada without regard to conflict of law principles.

15. **Modification**. The terms of this Promissory Note shall not be modified unless the Maker and Holder agree to such modifications in writing.

16. **Time of Essence**. Time is of the essence of this Promissory Note and each term herein.

IN WITNESS WHEREOF, the Maker has executed this Promissory Note by its duly authorized officer as of the date written above.

**MAKER**:

The Crypto Company

DocuSigned by:

By: ______________________ 2/24/2022

4E68D1F2A15E47A...

Ron Levy, CEO

81968277.5